UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) May 27, 2005

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)
Clarendon House, Church Street, Hamilton		HM CX Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 31, 2005, Central European Media Enterprises Ltd. (“CME”) exercised its call option and entered into a share transfer agreement with PPF (Cyprus) Ltd. (“PPF”) to acquire its 15% interest in CME Media Investments s.r.o. and CME Media Enterprises B.V., a wholly owned subsidiary of CME, entered into a share transfer agreement with PPF to acquire its 15% interest in PGT Corporation s.r.o. (to be renamed CME Media Services s.r.o.). CME Media Investments owns 100% of Vilja and Vilja owns 52.075% of CET 21 s.r.o., which holds the national terrestrial broadcast license for TV Nova in the Czech Republic. PGT Corporation owns 100% of Ceska Produkcni 2000 a.s., Mag Media 99 a.s. and certain other subsidiaries that provide services to CET 21.

The aggregate cash consideration paid to PPF was $216.4 million. The final purchase price is subject to adjustment based on a post-completion audit for changes in the level of working capital and indebtedness of the TV Nova group in accordance with the framework agreement among CME, CME Media Enterprises and PPF dated December 13, 2004 described in the Report on Form 8-K of CME filed on December 16, 2004 (the “Framework Agreement”).

As previously reported on the Report of Form 8-K filed on May 6, 2005, CME entered into a registration rights agreement with PPF dated May 2, 2005 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, PPF has been granted the right to up to three demand registrations as well as certain piggyback registration rights in respect of 3,500,000 shares of Class A Common Stock currently held by PPF. The first registration demand will be exercisable from May 2, 2006. All such registration rights expire four years after completion.

Item 2.01. Completion of Acquisition or Disposition of Assets

On May 27, 2005, CME Media Enterprises acquired the 16.67% interest in CET 21 held by Peter Krsak following the satisfaction of the conditions set out in the agreement on the settlement of disputes and transfer of ownership interest dated February 24, 2005 (as described in the Report on Form 8-K of CME filed on March 2, 2005). The remaining minority interests in CET 21 are currently held by Ceska Sporitelna a.s. (1.25%) and CEDC GmbH (1.25%), with a 28.755% interest held by CET 21 itself. The interests held by Ceska Sporitelna and CEDC are to be transferred to the TV Nova group following the receipt of the consent of the Council of the Czech Republic for Radio and Television Broadcasting. The consideration payable for the 16.67% interest of Mr. Krsak is included in the aggregate purchase price agreed for the TV Nova Group pursuant to the Framework Agreement.

On May 31, 2005, CME entered into a share transfer agreement with PPF and acquired its 15% interest in CME Media Investments s.r.o. and CME Media Enterprises, a wholly owned subsidiary of CME, entered into a share transfer agreement with PPF and acquired its 15% interest in PGT Corporation s.r.o. (to be renamed CME Media Services s.r.o.). CME Media Investments owns 100% of Vilja and Vilja owns 52.075% of CET 21 s.r.o., which holds the national terrestrial broadcast license for TV Nova in the Czech Republic. PGT Corporation owns 100% of Ceska Produkcni 2000 a.s., Mag Media 99 a.s. as well as certain other subsidiaries that provide services to CET 21.

The aggregate cash consideration paid to PPF was $216.4 million. The final purchase price is subject to adjustment based on a post-completion audit for changes in the level of working capital and indebtedness of the TV Nova group in accordance with the Framework Agreement.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements, if any, will be filed within the required time period.

(c) Exhibits

99.1 Press Release dated June 1, 2005 (furnished only).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: June 1, 2005	/s/ Wallace Macmillan
Wallace Macmillan
Vice President - Finance
(Principal Financial Officer and Accounting Officer)